PRESS RELEASE

FOR IMMEDIATE RELEASE

Media Contact
Chris Mulvihill, President
Boomerang Systems, Inc.
+1-973-387-8504
chrism@boomerangsystems.com

BOOMERANG SYSTEMS, INC. ANNOUNCES $6.2 MILLION FINANCING THROUGH PRIVATE OFFERING

Morristown, NJ — July 17, 2012 — Boomerang Systems, Inc. (OTCQB: BMER), a leading designer and manufacturer of automated robotic parking and self storage systems, today announced that it has closed a $6.2 million financing, which is expected to help accelerate the Company’s growth trajectory.

"We are very pleased to complete this offering with the investment and support of a diverse group of private and institutional investors,” said Mark Patterson, CEO of Boomerang Systems.  "We believe this capital will allow us to accelerate our sales and implementation plans for our RoboticValet™ parking system, which we believe can significantly benefit real estate development projects with parking requirements by saving valuable space, lessening environmental impact and providing a more secure parking experience."

The Company conducted the offering pursuant to a transaction exempt from the registration requirements of the Securities Act of 1933, as amended. The final closing occurred on July 13, 2012.

In the offering, the Company sold 6% convertible promissory notes due in 2017 in the aggregate principal amount of $6,200,000 and warrants to purchase an aggregate of 1,240,000 shares of common stock.

Gilford Securities Incorporated acted as the exclusive placement agent for the offering.

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About Boomerang Systems, Inc.

Headquartered in Florham Park, NJ, with research, design, testing and production facilities in Logan, UT, Boomerang Systems, Inc. (www.boomerangsystems.com) is in the business of selling, designing, engineering, manufacturing, installing and supporting its own line of fully automated parking systems and fully automated self-storage systems.

The Company is the developer and sole provider of the Boomerang RoboticValet™ automated robotic parking system which differs from legacy automated parking systems in that it transports vehicles on a flat solid concrete slab without the use of a rail or track. The Company believes that this system provides numerous advantages with regard to redundancy, throughput, layout flexibility and fire and life safety in comparison to other legacy rail based automated parking systems.

Prior to starting Boomerang, the Company’s founding principals started S&S Worldwide, which has grown to become the largest manufacturer of thrill rides in North America with customers in 31 countries including Disney, MGM, Six Flags & Cedar Fair. Engineering accomplishments include the World's tallest thrill ride (Stratosphere, Las Vegas, NV) and the World's first roller coaster to go over 100 MPH (Guinness World Record in 2002).

Safe Harbor

Safe Harbor Statements under the Private Securities Litigation Reform Act of 1995: The Material contained in this press release may include statements that are not historical facts and are considered "forward-looking" statements within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements reflect Boomerang Systems, Inc.'s current views about future events, financial performances, and project development. These "forward-looking" statements are identified by the use of terms and phrases such as "will," "believe," "expect," "plan," "anticipate," and similar expressions identifying forward-looking statements. Investors should not rely on forward-looking statements because they are subject to a variety of risks, uncertainties, and other factors that could cause actual results to differ materially from Boomerang's expectations.  These risk factors include, but are not limited to, the risks and uncertainties identified by Boomerang Systems, Inc. under the headings "Risk Factors" in its latest Annual Report on Form 10-K and subsequent Quarterly Reports on Form 10-Q. These factors are elaborated upon and other factors may be disclosed from time to time in Boomerang Systems, Inc.'s filings with the Securities and Exchange Commission. Boomerang expressly does not undertake any duty to update forward-looking statements.

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For more information contact:

Ryan Campbell/Investor Relations
973-387-8514
ryanc@boomerangsystems.com